Exhibit 23.1

Consent of Independent Registered Public Accounting Firm
The Board of Directors
Callidus Software, Inc.:
We consent to the incorporation by reference in the registration statements (Nos. 333‑205389, 333‑190475, 333‑189416, 333‑183164, 333‑176120, 333‑168643, 333‑161162, 333‑152933, 333‑145010, 333‑138721, 333‑127698, 333‑117542, 333‑110757, and 333-218849) on Form S‑8, and in the registration statements (Nos. 333‑202426 and 333‑213611) on Form S‑3 of Callidus Software, Inc. of our report dated February 28, 2018, with respect to the consolidated balance sheets of Callidus Software, Inc. as of December 31, 2017 and 2016, and the related consolidated statements of comprehensive loss, stockholders’ equity, and cash flows for each of the years in the three‑year period ended December 31, 2017, and the related notes (collectively, the “consolidated financial statements”), and the effectiveness of internal control over financial reporting as of December 31, 2017, which report appears in the December 31, 2017 annual report on Form 10‑K of Callidus Software, Inc.

/s/ KPMG LLP

Santa Clara, California
February 28, 2018